Structured Asset Trust Unit Repackagings (Saturns)
Limited Brands Inc. Debenture Backed
Series 2005-3
CUSIP NO.
80410Q207
Distribution Date March 1, 2012
US Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal
Principal
Payment
Ending Principal Fixed Rate Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Total Distribution
$25,000,000.00 $0.00 $25,000,000.00 7.00000% 30/360 875,000.00 $0.00 $875,000.00
Underlying Security LIMITED BRANDS INC 6.950% 3/01/33
March/September
Cusip 532716AK3
$25,340,000.00
6.95500%
$880,565.00
CUSIP Moody's S & P Moody's S & P
80410Q207 Baa2 BBB Ba2 - BB- 2/8/2012
Underlying Security Baa2 BBB Ba2 3/7/2011 BB- 2/2/2012
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings Original Ratings
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received